Exhibit 10.21

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Network Management Outsourcing Agreement

Bank of South Pacific Ltd	Network Management Outsourcing Agreement

Datec Contact Details

[*****]

[*****]

[*****]

[*****]

[*****]

[*****]

[*****]

[*****]

[*****]

[*****]

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Network Management Outsourcing Agreement ***** CONFIDENTIAL TREATMENT REQUESTED

Bank Of South Pacific Ltd Document outline prepared by Des Kearse: Datec PNG Ltd May 2004

Document Distribution, Approval and Revision History

Distribution

This document has been distributed to

Name	Title-Company
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]

Approvals

This document requires the following approvals. Signed approval forms are filed in the Quality section of the Bank of South Pacific Limited and Datec PNG LTD.

Name	Title

Revision History

Date of this revision:	Date of Next revision: (date)

Revision Number	Revision Date	Summary of Changes	Changes marked

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Network Management Outsourcing Agreement ***** CONFIDENTIAL TREATMENT REQUESTED

Abbreviations

Bank South Pacific Limited	BSP

Datec PNG Limited	Datec

Business Continuity Planning	BCP

Hardware, Maintenance, Support Services for designated Equipment	Break Fix

BSP Customer Business Manager	CBM

Disaster Recovery Plan	DRP

Financial Point of Sale	FPOS

Local Area Network	LAN

Managed Third Parties	MTP

Moves, Adds and Changes	MACs

Network Terminal Unit	NTU

Request for Service	RFS

Service Level Agreement	SLA

Single Point of Contact	SPOC

Wide Area Network	WAN

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Network Management Outsourcing Agreement

Definitions

“Agreement” means this agreement. The Network Management Outsourcing Agreement.

“CPI” means an amount determined by reference to All Groups Indexes for Urban Areas being the figure relating to the weighted urban average for PNG contained in the Consumer Price Index published by the Papua New Guinea Bureau of Statistics each quarter in the Papua New Guinea Statistical Bulletin.

“Help Desk” means a physical location within Datec’s head office designated as an immediate contact point to provide service assistance to customers.

“Material Breach” includes (but is not necessarily limited to) the occurrence of any or more of the following:

(i)	a breach, or series of breaches, of this agreement which causes a substantial disruption to the Services; or

(ii)	an accumulation of breaches which places unreasonable burdens on the BSP Personnel, or

(iii)	Datec commits a breach which at common law would justify termination of this agreement, or

(iv)	Datec commits multiple breaches of this agreement occurring within a 6 month period; or

(v)	Datec fails to comply with the Transition Plan.

“Business Hours” means Monday to Friday 07.30 hours to 18.00 hours.

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TABLE OF CONTENTS

OVERVIEW
1.1	Introduction	10
1.2	Document Structure	10
1.3	Agreement Assumptions	10
1.4	Contract Term	10
1.5	Hours of Support	10

The Datec (PNG) LTD Deliverables
2.1	General Statements	11
2.2	Physical Boundaries And Demarcation Points	11
2.3	Network Operations Management	12
2.4	Systems And Technical Support	13
2.5	Network Virus Management	14
2.6	Internet Services	14
2.7	Management Tools	14
2.8	Document Management	15
2.9	Related Software Distribution	15
2.10	Technology (Equipment) Refresh Planning And Implementation Recommendations	16
2.11	Performance Management	16
2.12	Capacity Management	17
2.13	Managed Third Parties (MTP)	18
2.14	Moves, Adds And Changes (MACs)	18
2.15	Help Desk Services	19
2.16	Hardware, Software And Equipment Support	20
2.17	User Logon And Password Administration for Wide Area Network (WAN)	21
2.18	Project Services	21
2.19	Asset Management	22
2.20	Security Services	22
2.21	Business Continuity Planning (BCP) And Disaster Recovery Plan	23
2.22	Change Management	23
2.23	Backup Requirements	24
2.24	Designated Locations	24

Performance Standards
3.1	General Requirements	25
3.2	Measurement And Monitoring Tools	25
3.3	All Data And Supporting Information Confidential	26

Reports
4.1	Reporting	26
4.2	Types Of Reports	26
4.3	Structure Of Reports	27

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Personnel
5.1	Standards Of Datec Personnel	27
5.2	Replacement At BSP’s Request	28
5.3	No Right To Require Termination	28
5.4	Restraints On Engagement Of BSP Personnel	28
5.5	Enforceable Restraint	28
5.6	Employer Obligations	28
5.7	Security And Occupational Health And Safety	29

Audits And Record Keeping
6.1	Record Keeping	29
6.2	Access To The Datec’s And Subcontractors Premises And Material	29
6.3	Regular Audits For BSP Reporting	29
6.4	Assistance	29

Subcontractors
7.1	Approval	30
7.2	Terms	30

Pricing
8.1	General Principles	30
8.2	Base Fees	30
8.3	Price Inclusive	30
8.4	Pricing Criteria	31
8.5	Rebates	31

Pricing Adjustments
9.1	CPI Adjustments	31
9.2	Pass – Through Expenses	32
9.3	Service Level Reviews	32

Extraordinary Events
10.1	Extraordinary Events	32

Confidentiality
11.1	Confidentiality	32

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Returning Material, Data, Hardware, Software And Information
12.1	Datec’s Obligations	33
12.2	BSP’s Obligations	33

Compliance With Laws
13.1	Compliance	33

Termination
14.1	Termination By BSP for Cause	33
14.2	Termination For Change Of Control	33
14.3	Termination By BSP For Convenience	34
14.4	Termination By Datec For Convenience	34
14.5	Termination Fee	34
14.6	Sole Remedy	34
14.7	Mitigation	34

General Indemnities
15.1	Indemnity By Datec (PNG) LTD	35
15.2	Enforcement Of Indemnities	36

Personal Injury, Property Damage Indemnity
16.1	Datec Indemnifies BSP	36
16.2	BSP Indemnifies Datec	36

Risk Management
17.1	Insurance Coverage	36
17.2	Terms Of Insurance	37

General Conditions
18.1	Assignment By Datec	37
18.2	Assignment By BSP	37
18.3	Governing Law	37

Dispute Resolution
19.1	Notice	37
19.2	Escalation	37
19.3	Expert Determination Or Mediation	38
19.4	Expert Determination Criteria	38
19.5	Selection Of Expert Or Mediator	38
19.6	Procedure	38

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Disengagement
20.1	Planning	39
20.2	Implementation Of Plan	39

Schedules
A:	Equipment List – Asset Register	42
B:	Service Level Agreement	45
C:	Pricing Schedule	50
D:	Sample Moves, Adds, and Changes Form – (MAC Form)	51
E:	Sample Request for Service Form – (RFS Form)	55

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Network Management Outsourcing Agreement

OVERVIEW

1.1	Introduction

This Network Management Outsourcing Agreement incorporates the terms and conditions for the provision of Network Outsourcing Services and Deliverables by Datec (PNG) LTD (Datec) to the Bank of South Pacific Limited (BSP).

The parties further agree that they will provide best commercial efforts for the benefit of one another to ensure that neither the BSP nor Datec are disadvantaged throughout the fulfilment of this agreement.

The parties will therefore provide full assistance to each other and agree to work proactively together to:

•	Improve and enhance the Services for the benefit of the BSP and

•	Perform their respective obligations for the benefit of the BSP

1.2	Document Structure

This document is structured to capture the key conditions of the agreement in a logical order. It is understood that the agreement may be changed at any time by the mutual consent of both parties using the revision history and approval records contained in the Document Distribution, Approval and Revision History.

1.3	Agreement Assumptions

The following assumptions apply to this agreement:

•	All tasks and the scope of work are covered by this agreement.

•	This agreement is for the provision of management services covering the BSP Wide Area Network (WAN) and provided by Datec.

•

The BSP existing WAN has been upgraded to the standard agreed to by Datec and the BSP as detailed in the Phase 3 Document dated 12th December 2003 entitled “Audit Review Recommendation Costs’ and the Memorandum of Understanding dated 7th May 2004.

•	BSP is formally engaging Datec to be the network manager for the provision of service for the day-to-day operations of the wide area network (WAN) service.

•	BSP will retain ownership of all the assets as listed in the Asset Register and contained in Schedule A.

1.4	Contract Term

The commencement date for this contract will be 16th June 2004.

The initial term of the contracted agreement is 5 years from the commencement date. The BSP then have the option to renew the agreement for another 5 years subject to any restructuring of the agreement as required by the parties.

Either party may advise the other of the impending expiry of the then current term, generally in accordance with section 14 .

1.5	Hours of Support

The normal business hours for services under this agreement will be Monday – Friday 07.30 hours to 1800 hours.

Twenty-Four Hour (24Hour) Help Desk will be provided Monday to Friday outside of normal business hours.

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The Datec (PNG) LTD Deliverables

2.1	General Statements

Datec will:

(a)	provide operational support services for designated Equipment and Networks;

(b)	perform moves, adds and changes (MACs) for data services;

(c)	provide pricing and perform MACs for data services;

(d)	take over where agreed and/or manage existing third party contracts (MTP’S) as agreed with the BSP;

(e)	act as the local BSP representative in matters directly related to the BSP, in a cooperative manner, with other Managed Third Parties (“MTP”) and take responsibility for the resolution of WAN related activity by acting as the vendor interface.

(f)	provide hardware maintenance support services for designated Equipment (break Fix) as defined in Schedule A,

Datec will deliver the following project related Services:

(a)	perform Site Surveys, Stage and configure new Equipment, deliver the Equipment, install the Equipment, manage the installation of the Network Services, test, and accept the Network as required.

2.2	Physical Boundaries And Demarcation Points

2.2.1	It is agreed that Datec will have operational responsibility on behalf of the BSP to manage the Wide Area Network (WAN), which is defined as “Hosting the HUB and PIX Firewall plus the management of the network to each and including the main branch switch, including all Financial Point of Sale (FPOS) links” owned by the BSP.

2.2.2	BSP will have operational responsibility from the main branch switch onwards and any equipment that is connected to this. This is considered to be the Local Area Network (LAN). FPOS links are excluded.

2.2.3	Datec will be responsible for providing BSP with updated site information for existing Sites as necessary to satisfy BSP’s business and operational requirements as they may change overtime. Whenever required to install a new Site on the Network, Datec will conduct a physical survey of that Site to determine Site features, implementation readiness, and specific installation needs for required standards. Site Survey information will be recorded in a database in the network management system. Site Survey information will include definitions and clarification of:

(a)	current Network Services;

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(b)	Telecommunications vendor point of entry;

(c)	boundaries of responsibility;

(d)	power/UPS requirements;

(e)	space requirements;

(f)	Equipment related special requirements;

(g)	cabling and wiring requirements; and

(h)	relevant environmental requirements.

2.2.3	Floor Space

Certain hardware such as the Telikom Lease Line Circuits –NTU’s (Network Terminal Units), Pix Firewall and content engine, plus and a number of routers and switches will need to be relocated to the Datec computer room. The computer room and the Datec building have been purposely built with a full disaster recovery management system in place with triple redundancies. The space that this equipment will occupy is based on the industry standards set for such equipment when placed in a computer room environment.

2.3	Network Operations Management

Datec will:

2.3.1	Maintain designated Equipment as listed in Schedule A, and any other equipment that may added from time to time within Papua New Guinea.

(i) BSP will provide Datec with tine required authority to acquire spares parts in order to complete any repairs /replacement that may be required

(ii) Datec will be responsible for the provision of any spare parts required to complete any repairs to the managed Network equipment.

2.3.2	Maintain a Single Point of Contact to interface with and coordinate problem determination and resolution with BSP’s appropriate support personnel and third party service providers;

2.3.3	Perform Incident Management to closure. Datec will provide Level 1 support by:

(a) entering problem information into a problem record;

(b) performing incident source identification and severity impact level;

(c) providing feedback to users;

(d) invoking proper incident resolution resources;

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(e)	dispatching on site service resources, where applicable;

(f)	monitoring resolution status and document actions taken;

(g)	manage escalation or critical situation procedures;

(h)	compiling and maintain the incident resolution system;

(i)	confirming incident resolution with the end user prior to closure;

(j)	maintaining a second and third-level “contacts list” system including site access requirements for business and after hours site access;

2.3.4	Level 2 support responsibilities include:

(a)	performing problem analysis, trending and reporting;

(b)	accepting problems not completed by Level 1 support personnel;

(c)	investigating severe and recurring problems to determine the root cause, expediting problem resolution and, using historical data, to minimise the recurrence of duplicate or similar incidents;

(d)	working with vendors to resolve problems;

(e)	contacting other support groups and organisations;

(f)	interfacing with other systems, data networks and operating system environment personnel;

(g)	escalating delays in problem resolution; and

(h)	focusing on making fixes available to the first-level support team, to decrease resolution times.

2.3.5	provide problem reports to BSP on a periodic basis, including required information on problems, owner, location, Service Level Agreement (SLA) commitments achieved and status of any problems, including their impact on the required service level.

2.4	Systems And Technical Support

Datec Will:

(a)	be responsible for the installation support, management and control of the BSP WAN environment in Papua New Guinea.

(b)	be responsible for testing, certifying, configuring and deploying upgrades to any installed Software to the latest version available from the Software vendor as agreed with the BSP

(c)	work with BSP Personnel to communicate the effect and impact and compatibility of any changes to the Hardware and Software managed to ensure minimal business impact of such changes;

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(d)	advise BSP of new technologies that may provide BSP business benefit or improvements in efficiency. The BSP will assess benefits and risks and work with Datec to include on the approved lists as appropriate;

(e)	ensure that Datec staff are trained and skilled on all current and new technologies for the managed Hardware and Software.

(f)	centrally monitor performance of infrastructure components, where possible, to identify performance degradation, capacity and Hardware/Software problems and respond to identified performance tuning, problems and capacity needs;

(g)	tune infrastructure components to ensure optimum operating performance to meet Service Levels.

(h)	provide assistance and support to BSP Personnel as required;

(i)	provide in-depth (Level 1 and 2) technical support for operating systems, standard software (for Software problems or questions, defect and non-defect related). It includes problem tracking, problem source identification, problem impact (severity) determination, bypass and recovery support, problem resolution, management reporting and trend analysis and interfacing with other Suppliers on behalf of the BSP;

(j)	provide support, in accordance with the BSP, manufacturers and vendors procedures;

(k)	install, set up and maintain configurations, to deliver the required Services;

(l)	coordinate and recommend system upgrades to BSP, and work with them in recommending proper hardware configurations and upgrades based on performance and capacity planning guidelines;

(m)	schedule and coordinate testing of network systems Software changes with the BSP

2.5	Network Virus Management -WAN

Datec will assist in detecting, fire-walling and blocking propagation of network viruses but are not responsible for virus detection or outbreaks that occur within the banks local area network. Datec will assist the BSP when requested to handle any virus issues that fall out side the scope of this agreement as per the terms of this agreement.

2.6	Internet Services

Datec will provide in accordance with BSP requirements Internet Services and follow on support as currently provided to the BSP under Datec’s customer ISP services policy.

2.7	Management Tools

Datec will:

2.7.1	Install, configure and test the selected management tools used to support problem management (e.g. to generate automatic alerts for critical outages)

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2.7.2	Install, configure and test the selected management tools used to support performance and capacity management (e.g defining alert thresholds and performing notification)

2.8	Document Management

Datec will:

2.8.1	in a mutually agreed format provide documentation, configuration details or other data necessary for the BSP to perform their various business activities and functions;

2.8.2	provide such information that may be necessary to enable the BSP to develop Strategy and Architecture policies and guidelines, undertake benchmarking of Services provided and perform applications development functions.

2.9	Related Software Distribution

Datec will:

2.9.1	upon request from the BSP, distribute and implement software upgrades, software patches to the distributed network equipment as necessary to meet BSP’s business requirements

2.9.2	ensure that software distribution windows are managed to ensure that minimal distribution impacts business operations and performance unless otherwise agreed with the BSP

2.9.3	ensure that the software installed are appropriately licensed;

2.9.4	ensure that all software distributions are reconciled to ensure completion;

2.9.5	ensure that all software distributions are virus free;

2.9.6	assist BSP End Users in performing any such upgrades that should be required. Such assistance will be provided via a Help Desk and may result in the dispatch of a support person to the End User location

2.9.7	inform BSP and take corrective action, as appropriate, for failed software distributions and problems resulting from software distribution.

2.9.8	take corrective action to overcome failed or problematic software or data distribution. Datec will fallback to previous (original) release of the affected software.

2.9.9	de-install software, as directed by the BSP, and remove it and any associated documentation to an area designated by the BSP; and

2.9.10	provide verification of each completed software distribution, installation or de-installation, and update the asset management and software license management system(s) for that Software Supplier.

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2.10	Technology (Equipment) Refresh Planning And Implementation

Datec will be responsible for liaison with managed third parties (MTP’s) in the procurement and management of installations, and deletion of and Tracking Network Services within the Network under instruction from BSP. Such responsibilities will include:

(a)	Management of the installation of Network Services;

(b)	Procurement of upgrades, changes or deletion of Network Services, as appropriate to accommodate BSP’s changing requirements;

(c)	interfacing with the appropriate Network Services providers for problems related to Network Services; and

(d)	tracking relevant Network Service information .

Datec will be responsible for supporting, administering, managing and performing provisioning of Equipment and Equipment Software comprising the Network. Unless specifically exempted, the equipment is to be supplied by Datec and invoiced for payment according to Datec’s normal terms of trade.

Datec will:

(a)	install Network Equipment and Equipment Software and monitor the fulfilment of each order for accuracy;

(b)	store, deliver and unpack all items of Equipment and remove and dispose of all packaging;

(c)	configure, install and test all Equipment and Equipment Software and transfer data and Equipment Software configurations as required prior to commissioning in the production environment

(d)	provide connectivity for the Equipment and Equipment Software at, or prior to, the time of installation;

(e)	remove BSP Equipment Software from displaced or retired Equipment to the extent required by BSP’s security procedures;

(f)	remove displaced or retired Equipment and Equipment Software; and

(g)	ensure BSP is aware of all needs to promptly disconnect and end Network Services and remove related Equipment no longer needed by BSP upon termination of Services at a Site. Datec agrees to remove the applicable Equipment.

2.11	Performance Management

Datec will:

2.11.1	monitor, measure, and report on the performance of the WAN environment;

2.11.2	enhance and continuously improve its performance of the Services;

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2.11.3	identify and recommend product and enhancement opportunities for improved performance;

2.11.4	monitor, measure, analyse and report actual systems performance;

2.11.5	recommend changes to the Applications Software for BSP approval to improve system performance;

2.11.6	investigate and correct reported or observed system performance degradation or malfunctions and record for each the downtime, hardware or Software involved, nature of the problem, causes, nature of the fix and product provider. Such fixes will be completed within agreed service windows;

2.11.7	monitor and report on capacity inadequacies;

2.12	Capacity Management

Datec will:

(a)	provide additional capacity as required to meet moves, adds and change (MAC) requests;

(b)	provide capacity to meet project requirements as required in conjunction with the BSP

(c)	monitor WAN infrastructure capacity and plan and implement sufficient infrastructure capacity as agreed with the BSP to meet BSP requirements and applicable Service Levels.

(d)	on an ongoing basis, manage the capacity of the environment to meet its obligations under the Service Levels and respond to BSP’s operational requirements as they evolve over time;

(e)	monitor and report on Equipment capacity utilisation as it relates to established capacity thresholds, on a continuing basis and upon request by the BSP

(f)	monitor and measure the physical capacity and performance of the environment and report to the BSP when requested;

(g)	upgrade, remove, or add capacity to the environment as necessary to meet BSP’s requirements; and

(h)	participate in joint capacity planning reviews with the BSP

Should it be determined that extra capacity is required this cost will be meet by the BSP working with Datec.

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Network Management Outsourcing Agreement

2.13	Managed Third Parties (MTP)

In accordance with the Agreement, Datec will co-ordinate Managed Third Parties (“MTP) where agreed with the BSP.

Datec will:

(a)	manage Third Parties, including monitoring operational day-to-day Network Service delivery, monitoring performance, escalating events for resolution, and maintaining technical support relationships;

(b)	work with BSP to establish and manage new and existing contractual relationships between BSP and MTP as needed to provide the Services;

(c)	escalate MTP performance failures to MTP management as necessary to achieve timely resolution as per the SLA;

(d)	monitor and Manage the MTP’s efforts to remedy a failure;

(e)	communicate to designated personnel the status of MTP’s efforts to remedy a failure.

2.14	Moves, Adds And Changes (MACs)

As a component of the base fee Datec will perform any required MACs that fall within the scope of work contained in this agreement.

Datec will also be required to provide MACs to the BSP with pricing and costs for tasks that fall outside the agreement such as project management or the acquisition of new equipment or upgrades but not just restricted to these items.

On approval of any MAC Datec will be required to assist in the supervision, management and implementation of changes related to the Network and the Services as necessary to satisfy BSP’s business and operational requirements.

Datec will:

(a)	receive, log and track the completion of service requests and provide related information to the IBM Help Desk and billing system;

(b)	schedule the execution of the MAC;

(c)	for MACs, dispatch and manage the performance of appropriate technicians;

(d)	coordinate and communicate with designated personnel concerning scheduling and requirements, so as to eliminate the business impact on end users;

(e)	provide the necessary technical support to complete the MAC;

(f)	physically move Equipment, as required, and install any necessary in-scope cabling where appropriate;

(g)	notify the BSP contact person of completion of the MAC;

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(h)	confirm correct implementation of the MAC with the designated personnel and the BSP Help Desk, as appropriate;

(i)	track the completion of the MAC in a management system by updating relevant inventory and configuration information.

2.15	Help Desk Services

Datec will

2.15.1	provide a single-point-of-contact (SPOC) Help Desk. The Help Desk will support and have access to, and maintain, sufficient information that will facilitate knowledge of the BSP’s business and technology environment;

2.15.2	provide one primary Help Desk contact phone number and enable contact fax, e-mail and browser for all technology requests. This includes, but is not limited to, communication faults, Hardware and Software failures, and general enquiries by the BSP.

2.15.3	record, analyse and report on a regular basis, as and when required by the BSP, on calls received by the Help Desk, including details of:

•	call volumes and duration;

•	problem trends;

•	call abandon rate and wait times;

•	Level 1 resolution rate;

•	problem resolution time;

•	provide Level 1 support for any end user IT problem;

•	resolve problems at the first level, to decrease resolution times;

Provide Help Desk support, which includes:

•	recording all problem calls, inquiries and requests for service;

•	gathering the end user information;

•	obtaining resource status;

•	accessing on-line information;

•	responding to end user requests with accurate and appropriate information;

•	handling routine Hardware, Software, and usage problems;

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•	transferring calls to the appropriate support group, although coordination and ownership of the problem and escalation management remains with the Level 1 support;

•	opening the problem record and providing the end users with a unique problem identifier (e.g. number);

•	informing the end user of the status;

•	calling the end user for further information;

•	closing the call, with the end user’s agreement and ensuring end user survey is completed;

•	escalating delays in problem resolution;

•	notify users of system unavailability (scheduled and non-scheduled);

•	report all suspected viruses to the BSP in a timely manner; and

•	assist the BSP in removing viruses

2.16	Hardware, Software And Equipment Support

Datec will:

(a)	process warranty claims, as applicable;

(b)	coordinate and schedule maintenance activities with the BSP and third parties;

(c)	ensure that maintenance personnel follow documented recovery procedures;

(d)	maintain accurate documentation on the current location and status of Hardware and Equipment under repair;

(e)	update the problem management and asset management systems with relevant maintenance information;

(f)	diagnose and resolve complex network, operational and Software problems;

(g)	provide trouble shooting and problem resolution for all managed Hardware, Software, and Equipment;

(h)	provide Software and Equipment support including trouble shooting for problem determination;

(i)	resolve problems with long term fix or if problem cannot be resolved within an acceptable time frame, an alternative solution must be available in order to get the BSP working with the long term fix implemented at a later time;

(j)	identify and resolve user Hardware and Equipment problems including the management and execution of any Service Levels agreed in third party vendor maintenance agreements in place currently or in the future;d

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(k)	provide end user support and problem resolution for Software;

(l)	coordinate with other parties as necessary to resolve Hardware and Equipment problems;

(m)	order new Hardware and Equipment and schedule installation;

(n)	interface with Hardware and Equipment vendors for planning and problem resolution.

2.17	User Logon And Password Administration for Wide Area Network (WAN)

2.17.1	Datec will provide a central point for the generation of new user logons and passwords as agreed with the BSP.

2.17.2	Datec will reset passwords and perform logon ID administration in accordance with BSP’s security guidelines.

2.17.3	User logon and password administration include providing access and administering passwords for firewalls and internet requirements.

2.18	Project Services

 Datec will provide project services as agreed with the BSP that fall outside the scope of this document.

2.18.1	Datec will execute Projects according to the following guidelines: All new projects, new Requests for Service (RFS), and work considered out-of-scope of day-to-day operations will be treated as competitive

2.18.2	BSP will ask Datec for a quote based on a Scope of Work

2.18.3	Datec is to provide a relevant quote to the BSP Customer Business Manager (CBM)

2.18.4	Quotes will be approved by the BSP CBM, who will then notify Datec.

 BSP Customer Business Manager (CBM) contact details:

[*****]

[*****]

[*****]

[*****]

[*****]

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2.19	Asset Management

2.19.1	Datec will assist the BSP in the ongoing management of an inventory of Equipment, Equipment Software and Network Services comprising the Network. Such inventory will record, Site locations and Equipment configuration (including hardware components and operating system software) as applicable to the Equipment, Equipment Software and Network Services in an agreed format.

2.19.2	Datec will provide updates to the inventory that result from other processes including performance management, fault management, configuration and capacity planning. Updates from these processes will be tracked through work order activity. Datec will provide BSP with changes to the inventory in an agreed format.

Datec will:

(a)	within 30 days from each Site Acceptance Date, provide the necessary information to populate the inventory management database with information regarding that Site;

(b)	provide updated inventory data on a weekly basis as a result of performance management, fault management, and MAC activity; and

(c)	manage an inventory of spares made available for the purpose of facilitating the maintenance of critical Service components.

2.20	Security Services

As set forth below, Datec will manage physical security for the Network as necessary to satisfy BSP’s business and operational requirements. Datec will be responsive to BSP changes in its physical Network security requirements as they may change over time. Datec will comply with relevant BSP information security policies, and government regulations. With respect to this responsibility,

Datec will:

2.20.1	on an ongoing basis, identify Datec subcontractors and Personnel who are to be granted access to specific operations or BSP facilities related to the Services;

2.20.2	follow a standard equivalent to the BSP physical security standard for the Network. If Datec security standards provide a greater degree of security, Datec will follow Datec standards for the Network;

2.20.3	follow all security procedures in effect at the Installation Sites. BSP is responsible for site security at the Sites;

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2.20.4	immediately report breaches of security evident during site visits to BSP. Such breaches are to include all unauthorised attempts to use or obtain physical access to BSP Network resources and information;

2.20.5	for facilities under BSP’s control, comply with BSP’s physical security standards of which Datec receives reasonable advance written notice.

2.21	Business Continuity Planning (BCP) And Disaster Recovery Plan (DRP)

Datec will adhere to the BSP’s DRP policy and procedures and will assist wherever possible to further enhance these within the scope of this agreement.

2.22	Change Management

Change management is both a communications process and a methodology that seeks to introduce change into any environment without adversely impacting service delivery and commitments and will usually be associated with a MAC document.

Datec will perform the change management functions below:

(a)	accept and enter authorised change requests into an information system for the purpose of tracking changes to the environment in accordance with the BSP processes, procedures and methodologies;

(b)	for each change affecting the environment the Supplier will:

(i)	assess the necessity and impact of the proposed change on performance, connectivity and overall operation;

(ii)	in conjunction with BSP, develop acceptance test criteria and test the change;

(iii)	work with BSP to resolve acceptance test issues;

(iv)	schedule and manage testing and implementation of the change, including communication to and coordination with other affected functions in accordance with the change management procedures;

(v)	with BSP assistance, verify the successful implementation of the change. Notify the change requestor and customers of the outcomes following the change implementation;

(vi)	ensure diligence is applied in deciding upon time of day and day of week for implementation of change so that provision of service is continued;

(vii)	ensure all potential and/or actual business impacts expected as a consequence of the implementation of change are communicated to and understood by the BSP

(viii)	ensure potential conflicts between changes are identified and resolved in advance of implementation; and

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(ix)	ensure changes are bundled to ensure Services are not subject to more outages than are sensible or necessary.

2.23	Backup Requirements

Datec Will:

(a)	ensure that network configurations and O/S are fully backed up so that they can be reinstalled without delay in an emergency.

(b)	assist with the installation and decommissioning of equipment and associated hardware and software;

(c)	assist with the facilitation of scheduled hardware maintenance;

(d)	assist with the physical placement and movement of hardware, cables, connectors and installations;

(e)	maintain and distribute configuration diagrams and associated documentation;

(f)	assist with testing the recovery procedures required to re-establish, in the event of a failure, the functionality of systems included in the agreement, in compliance with BSP’s requirements;

(g)	prepare, test and document backup and recovery procedures for both Datec and BSP

(h)	maintain the physical environment, and all equipment, in a safe and clean manner and in accordance with equipment vendors specifications.

(i)	manage physical site security in accordance with Datec and BSP security policies;

(j)	implement recovery processes and procedures, as required to ensure timely recovery following any environmental failure;

(k)	ensure regular testing of Datec’s environmental components (eg. fire alarms, generators, UPS, etc); and

(l)	keep all equipment in good operating condition in accordance with equipment specifications, and such other performance criteria as contained in this Agreement so as to be able to effectively perform to specification.

2.24	Designated Locations

Datec will manage the BSP WAN operations from its Corporate Head Office located in Waigani Drive, Port Moresby.

In order for this to occur certain routers/switches and associated network equipment will be located at Datec

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The Current Router and Switch Locations that will be covered by this agreement are:

[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]
[*****]

Performance Standards

3.1	General Requirements

Throughout the term of the agreement Datec will:

(a)	meet or exceed the Service Levels identified within the service level agreement.

(b)	comply with industry standards; and

(c)	Datec will also maintain the BSP quality assurance procedures where applicable and agreed between the parties.

3.2	Measurement And Monitoring Tools

Datec will:

(a)	perform all Service Level reporting, in a manner acceptable to the BSP

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Network Management Outsourcing Agreement ***** CONFIDENTIAL TREATMENT REQUESTED

(b)	implement further automated measurement, monitoring tools and procedures as advised by the BSP to measure and report Datec’s performance on a monthly basis should the existing tools be inadequate. The acquisition of new tools will be subject to a MAC and approval by the BSP for their acceptance of costs and purchase.

3.3	All Data And Supporting Information Confidential

Detailed supporting information and reports relating to service levels and performance will be confidential between the two parties.

Both parties will treat the terms of this agreement and any supporting documentation, such as emails, facsimiles and the like as confidential and may only disclose it:

(a)	to officers and employees who have signed a confidentiality agreement that imposes on that person confidentiality obligations and who:

(i)	have a need to know (and only to the extent that each has a need to know); and

(ii)	have been directed and have agreed to keep confidential the Confidential Information on terms consistent with this Statement of Work; or

(b)	to the extent, and to the persons, required by law.

Reports

4.1	Reporting

Datec is to provide a range of reports and/or data required to develop such reports in an agreed format to the BSP or its nominee on daily, weekly, monthly and ad hoc basis as requested by BSP.

Datec will undertake the following functions:

4.1.1	respond to user report enquiries

4.1.2	follow up errors with areas providing the source data

4.1.3	manage reporting platform

4.2	Types Of Reports

Datec will make available to the BSP

4.2.1	the reports identified in this document and the Service Level Agreement

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4.2.2	the reports and documents which were provided by the BSP prior to the Commencement Date

4.2.3	each month such reports as are necessary to ensure and validate the Supplier’s performance and commitments made under the Service Level Agreement and

4.2.4	such other reports as may be specified by the BSP from time to time.

4.3	Structure Of Reports

Datec must structure performance reporting so that it can be readily communicated to the management or end-user, business areas and business system owners in a mutually agreed format.

Personnel

5.1	Standards Of Datec Personnel

Datec will:

(a)	use an adequate number of Personnel to supply the Services outlined in this agreement

(b)	ensure all Personnel who perform Services are properly educated, trained and fully qualified for the Services they perform;

(c)	ensure that all Personnel comply with:

(i)	any protocols, codes of conduct or procedures specified by the BSP and advised by from time to time

(ii)	ensure any obligations under this agreement in respect of Confidential Information, Personal Information, data security and material

(iii)	all Laws; and

(iv)	any policies existing or introduced from time to time, including policies regarding occupational health and safety requirements, building access and physical security;

(d)	comply with any authorisation procedures specified in this agreement before:

(i)	assigning any person to supply Services; or

(ii)	permitting that person to enter any premises of Datec or BSP, to handle any material or become aware of any Confidential Information or Personal Information; and

(iii)	ensure that only Datec Personnel who are currently authorised are involved in supplying the Services or given access to any BSP Material, Confidential Information or Personal Information.

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5.2	Replacement At BSP’s Request

BSP may by notice to Datec, require Datec to replace any of the Supplier Personnel for the reasons stated in the notice and:

i.	in the case of breaches of security or confidentiality requirements, Datec must immediately replace that person with another person of suitable ability and qualifications; or

ii.	in any other case, after receipt of that notice, Datec will have 48 hours in which to investigate the matters stated in the notice, discuss its findings with the BSP and resolve any problems with the person. If, following that period the BSP requests replacement of the person, Datec must replace that person, within 60 days with another person of suitable ability and qualifications.

5.3	No Right To Require Termination

BSP does not have the right to require Datec to terminate any person’s employment or contract with Datec. It is only intended to give the BSP the right to require that Datec discontinue using a particular person in the performance of Services for the BSP.

5.4	Restraints On Engagement Of Datec - BSP Personnel

From the Commencement Date of the agreement both parties must ensure that they do not without mutual written consent solicit, entice or attempt to entice away any employee from either organisation during the Term and for 1 year after the termination date.

5.5	Enforceable Restraint

Clause 5.5 will not in any way restrict either organisation from hiring any person who has responded to any published advertisement of position or who has otherwise approached either organisation for employment unsolicited or its agents or Related Corporations.

5.6	Employer Obligations

Datec must ensure that it, and each of the approved subcontractors and employee’s complies with all obligations relating to payment of tax instalment deduction, deductions from prescribed payments, fringe benefits tax, training guarantee levy, superannuation, payroll tax and any other taxes or levies imposed upon an employer which arise in respect of any amounts paid to the Datec under this agreement and that it complies with all requirements imposed on an employer under the relevant legislation to keep records, lodge returns and provide information in relation to such obligations.

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5.7	Security And Occupational Health And Safety

Datec must at all times comply with and ensure that its personnel and approved subcontractors comply with the laws and regulations on occupational health and safety.

Audits And Record Keeping

6.1	Record Keeping

Datec must keep, and must require subcontractors to keep, adequate accounts, documents and records to the extent required by the BSP as advised and in sufficient detail to enable Datec’s compliance with this agreement and the accuracy of its invoices to be determined.

6.2	Access To Datec’s And Subcontractors Premises And Material

Datec must give, and must ensure that its Subcontractors give, BSP and their Personnel, (including internal and external auditors and advisers) full access at all reasonable times and on reasonable notice to:

(a)	any premises at which or from which Datec supplies the Services

(b)	the Supplier Personnel; and

(c)	equipment, Software systems, data, accounts, documents and records relating to the Services provided both by Datec and by its Subcontractors, but excluding information relating to the Datec’s internal costs and margins for the Services, in order to enable the BSP to audit Datec’s compliance with this agreement and for operational risk reasons.

6.3	Regular Audits For BSP Reporting

The BSP itself may also audit the Supplier’s (and its subcontractors) records relevant to the supply of the Services for any reasonable purpose including processes, procedures and performance for operational risk assessment, regulatory requirements and annual reporting.

6.4	Assistance

For the purpose of complying with this clause, Datec must promptly and efficiently give the BSP and their Personnel any assistance they reasonably require, including, if requested, installing and operating audit software. BSP and their Personnel will comply with Datec’s reasonable security requirements.

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Subcontractors

Datec may only subcontract its obligations under this agreement as follows:

7.1	Approval

Datec must obtain the BSP’s approval for any subcontracts but may do so without its consent if:

(a)	it is in the ordinary course of business

(b)	Datec supplies BSP with advance notice

(c)	it does not result in a material change in the way Datec conducts its business

(d)	it does not adversely affect the BSP

7.2	Terms

The terms of any subcontract must be consistent with this agreement, unless the BSP agrees otherwise, including:

i.	confidentiality and intellectual property obligations;

ii.	BSP’s approval rights (which must apply directly to the subcontractor);

iii.	compliance with BSP’s policies and directions;

iv.	indemnities that protect BSP

v.	termination and disengagement rights; and

vi.	key personnel.

Pricing

8.1	General Principles

The BSP will pay Datec a base fee plus any other fees and charges that may be agreed too during the term of the agreement but excluding, travel, freight and tax related matters.

BSP will be responsible for any freight and or related travel costs incurred by Datec in the execution of the services as defined in this agreement. Prior to undertaking or committing to any freight and or related travel costs Datec must first obtain approval from BSP.

8.2	Base Fee

The base fee includes all things necessary to manage the WAN management services as provided for by the terms of this agreement.

8.3	Price Inclusive

The base fee includes all costs, expenses, taxes (except for GST/VAT), duties, levies or imposts relating to the services and Datec’s performance of its obligations under this agreement.

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8.4	Pricing Criteria

Each month Datec will provide the BSP with an invoice including:

(a)	1/12 of the Base Charge for the service

(b)	pass through expenses for the month

(c)	the annual Base Charge/s once established may still be adjusted from time to time by agreement between the parties.

8.5	Rebates

1.	Should Datec not achieve the agreed Service Levels contained in the Service Level Agreement as detailed in Schedule B, a monthly rebate will be applied as per the Rebate Table in Pricing Schedule C,

2.	Rebates will apply to Severity Levels One (1) and Two (2) during the agreed business hours detailed in Schedule B.

3.

The maximum rebate in any given month will be 50% of the monthly base fee. The rebate calculation will be completed before the 15th Day of the following month for the preceding month together with supporting monthly reports and provided to the BSP.

4.	For the purposes of determining SLA achievement the “Time to Respond” measurement will be used.

The following definition will apply:

“Time to Respond” means, the time between the problem being logged and the customer being given a job number and the technician beginning the job” As this applies to Severity Levels One (1) and Two (2) this will also include the informing of Datec’s senior operational management.

Pricing Adjustments

9.1	CPI Adjustments

No later than 30 days after the end of each contract year the Base Fee must be increased or decreased in accordance with the increase or decrease in the CPI and such increases or decreases will be calculated by using the following formula:

R2 = R1 x New CPI

                  Old CPI

Where:

R2 = the Base Fee payable for the relevant 12 month period of the Term

R1 = the Base Fee specified the previous year.

New CPI means the last published CPI for a complete quarter ending prior to the date of commencement of the relevant 12-month period of the term.

Old CPI means the last published CPI for a complete quarter ending prior to the date of this agreement.

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Should the CPI increase exceed more than 10% in any given year the maximum amount applied will be 10% or which ever is lower.

9.2	Pass – Through Expenses

These are expenses to be paid directly by the BSP with no margin or mark up added by Datec. Datec must provide the BSP with all information and material reasonably required to validate a pass through expense.

9.3	Service Level Reviews

The BSP may conduct a service level review at least once per 12-month period or as required with the agreement of Datec.

At least annually the parties will review the Service Levels to determine whether they still reflect the requirements of the BSP. Should the BSP decide that they do not, the BSP may:

(a)	conduct benchmarking on the relevant Services to establish appropriate service levels

(b)	require Datec to propose a means of improving performance.

Extraordinary Events

10.1	Extraordinary Events

The BSP may notify Datec that an Extraordinary Event has occurred or is likely to occur and provide details of such Extraordinary Event.

On receipt of such notice, Datec must promptly determine and report to the BSP the effect on:

(a)	the level of resources required to provide the Services (‘Required Resources’); and

(b)	the Fees as a result of the Extraordinary Event.

The parties must use their efforts to agree on the level of required resources and, having agreed, will adjust the agreement accordingly to reflect this change. This will include the adjustment of the base fee and a suitable implementation plan.

Confidentiality

11.1	Confidentiality

All information exchanged between the parties under this agreement or during any negotiations undertaken at any time in respect of this agreement is confidential to those parties and must not be disclosed to any persons except:

(a)	as required by any law of the state of Papua New Guinea

(b)	to legal advisers, auditors, accountants and other consultants of either party requiring information for the purpose of this agreement

(c)	to directors and shareholders of the respective parties

(d)	with the consent of the party that supplied the information

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(e)	if the information is generally and publicly available other than as a result of the breach of confidence by the person receiving the information.

Returning Material, Data, Hardware, Software And Information

12.1	Datec’s Obligations

Upon request from the BSP or at the end of the disengagement period Datec must:

(a)	promptly return all BSP data, physical and written records, hardware, software or any other medium whatsoever

(b)	if requested by the BSP destroy any relevant information and certify in writing that it has done so.

12.2	BSP’s Obligations

At the end of the disengagement period the BSP will transfer any material, data, hardware, software and information from Datec to its chosen new location. Datec will assist where possible. The disengagement period will be as determined under Section 14 (Termination) of this agreement.

Compliance With Laws

13.1	Compliance

This agreement will be constructed in accordance with the laws of Papua New Guinea and the parties submit to the non-exclusive jurisdiction of the National Court of Justice of Papua New Guinea.

Termination

14.1	Termination By BSP for Cause

If so advised the BSP may terminate this agreement by giving written notice to Datec if:

(a)	Datec materially breaches the agreement and the breach (“Material Breach”) cannot be, or is not, rectified within 30 days after a notice from the BSP,

(b)	an Insolvency Event occurs in relation to Datec

(c)	any other event specified in this agreement as giving rise to a right for the BSP to terminate immediately occurs; or

(d)	Datec commits a series of breaches that together constitute a Material Breach.

14.2	Termination For Change Of Control

The BSP may after giving due consideration to all circumstances and not acting unreasonably, terminate this agreement by giving written notice to Datec if there is a change of control or major shareholding of Datec.

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In the case of the BSP requiring termination under this clause, the BSP will use its best commercial efforts to ensure that it gives due consideration to all the circumstances and does not act unreasonably in demanding such termination.

If the BSP gives such a notice of termination, then:

(a)	if the change of control:

(i)	results in a competitor of the BSP controlling Datec or

(ii)	is reasonably likely in the BSP’s opinion, to have a detrimental effect on Datec’s ability to provide the Services in accordance with the agreement,

then the BSP will pay Datec according to Section 14 – “Termination” of this agreement and the Termination Table in Schedule C.

14.3	Termination By BSP For Convenience

The BSP may terminate the whole or any part of this agreement for convenience at any time by giving Datec at least 6 months prior written notice.

14.4	Termination By Datec For Convenience

Datec may terminate the whole or any part of this agreement for convenience at any time by giving the BSP at least 6 months prior written notice.

14.5	Termination Fee

If the BSP terminates under clause 14.3 (Termination by BSP for Convenience) the BSP will pay Datec the Termination Fee calculated in accordance with Attachment C (Pricing).

14.6	Sole Remedy

The amount payable by the BSP under clause 14.3 (Termination Fee) will be Datec’s sole remedy for the BSP terminating for convenience.

14.7	Mitigation

Datec must mitigate the cost of termination, including by using its best efforts to:

i.	redeploy personnel used to provide the Services

ii.	terminate contractors in accordance with the terms of their contracts so as to avoid any liability to pay compensation for early termination; and

iii.	redeploy any equipment used to provide the Services that is not acquired by the BSP

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General Indemnities

15.1	Indemnity By Datec PNG LTD

Datec must indemnify, defend and hold harmless the BSP, their employees, agents, successors and assigns, from any and all Damages arising from, in connection with, or based on allegations of, any of the following:

(a)	Datec’s breach of;

(i)	any representation and warranty specified in this agreement or

(ii)	its obligations with respect to BSP Confidential Information

(b)	any claim, demand, proceeding or other action (‘Claim’) arising out of or related to occurrences Datec is required to insure against

(c)	any Claim arising out of or in any way relating to:

(i)	Datec,

(A)	engaging a contractor; or

(B)	employing or terminating the employment of any person,;

(ii)	any fraudulent act or omission, or any fraudulent misrepresentation or deceit by Datec, its Personnel or subcontractors in connection with this agreement; or

(iii)	a decision by the BSP not to approve a subcontractor or to revoke its approval for an Approved Subcontractor under the agreement

(d)	any Claim whether or not the BSP is liable at law for the amount the subject of the Claim, which maybe made against the BSP by, or on behalf of:

(i)	the Tax Office in respect of any payroll tax or penalties that the office may seek to recover from the BSP in respect of any amounts paid to Datec under this agreement

(ii)	any revenue raising authority including the Commissioner of Taxation in respect of any other payment, liability, or penalty that the authority may seek to recover from the BSP in respect of any amounts paid to Datec under this agreement;

(e)	any Claim arising from:

(i)	the Acquired Assets or

(ii)	managed Third Party Agreements to which Datec is or becomes a party as a consequence of the operation of this agreement; and

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(iii)	any Claim arising from any breach by Datec of its obligations under this agreement.

15.2	Enforcement Of Indemnities

It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity conferred by this agreement.

Personal Injury, Property Damage Indemnity

16.1	Datec Indemnifies BSP

Datec indemnifies the BSP against all Damages that the company may sustain or incur (including those sustained or incurred as a result of a claim by a third party against the BSP as a result of:

(a)	any injury to or death of any person arising out of or in any way relating to this agreement; or

(b)	damage to any real or tangible property,

caused by an act or omission of Datec or its personnel

16.2	BSP Indemnifies Datec

The BSP indemnifies Datec against all Damages that Datec may sustain or incur (including those sustained or incurred as a result of a claim by a third party against Datec or any related company as a result of:

(a)	any injury to or death of any person arising out of or in any way relating to this agreement; or

(b)	damage to any real or tangible property,

caused by an act or omission of the BSP or its personnel.

Risk Management

17.1 Insurance Coverage

The BSP will provide full comprehensive replacement insurance cover for all assets contained in the Asset Register (Schedule A).

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17.2	Terms Of Insurance

The BSP will provide documentary evidence to Datec that such insurance is in place for the term of the agreement.

Datec will not be held liable for service level deficiencies related to insurance issues or an Act of God. Both parties agree to work together to resolve any such issues.

General Conditions

18.1	Assignment By Datec

Datec must not assign this agreement or any right under this agreement unless Datec

(a)	is not in breach of this agreement;

(b)	obtains the prior written consent of the BSP

(c)	ensures that the assignee agrees to be bound by all of the Datec’s obligations under this agreement; and

(d)	acknowledges that it remains bound by this agreement

18.2	Assignment By BSP

BSP may:

(a)	assign all or part of this agreement to any person as part of a restructure; and

(b)	assign or novate all or part of the rights and obligations under this agreement to any of the BSP’s Related Company’s as part of a re-organisation of its business.

18.3	Governing Law

This agreement will be construed in accordance with the laws of Papua New Guinea and the parties submit to the non-exclusive jurisdiction of the National Court of Papua New Guinea.

Dispute Resolution

19.1	Notice

A party claiming that a dispute, difference or question arising out of this agreement (Dispute) has arisen must notify the other party in writing giving details of the dispute.

19.2	Escalation

Senior executive managers of both companies must meet together to negotiate in good faith with a view to resolving the dispute.

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19.3	Expert Determination Or Mediation

If the parties cannot resolve the Dispute within 30 days after the Notification, the parties must refer the Dispute to:

(a)	Expert determination or

(b)	Mediation

the cost of which will be at either parties own cost

19.4	Expert Determination Criteria

If a Dispute is referred for expert determination the expert must make a determination by reference to what is reasonable in the context of the overall service delivery environment but taking into account best practice standards and relevant benchmarks in Papua New Guinea.

Expert determination must be completed by a mutually acceptable independent expert such as an accountant, computer expert or other person/s as agreed between the parties to assist in the resolution of any such dispute with knowledge of the operating conditions within Papua New Guinea.

But whose decision will not be binding on the parties.

Neither party may terminate this agreement pending the decision of such expert, but either party may approach the court for urgent relief if it is though desirable

19.5	Selection Of Expert Or Mediator

The parties will attempt to agree an appropriate expert or mediator. If they are unable to agree either party may at its own cost, request the president of the Law Society of Papua New Guinea to appoint a suitably qualified person to decide the dispute and determine the cause of action which best meets the objectives of the parties under or in the context of this agreement.

That person will act as an expert and not as an arbitrator and the decision or determination must, so far as practicable, be made within 21 days of the request

The expert may request either of the parties to appear before him or to provide a written explanation as to the reasons for the dispute and as to the party’s reasons for following a certain course of action.

19.6	Procedure

Each expert determination and mediation conducted in accordance with this clause will be conducted in accordance with the relevant sections of the this agreement and the appropriate laws of Papua New Guinea.

The parties agree that a determination made by an expert will not be binding on either party. Once a determination has been made, the parties will recommence negotiation to resolve the Dispute and if they fail may initiate court proceedings.

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Disengagement

20.1	Planning

The purpose of Disengagement is:

(a)	to enable the BSP or its nominee to perform the Disengaged Services from the end of the Disengagement Period; and

(b)	to eliminate or minimise any disruption to the Services (including the Disengaged Services) as a result of the handover of the Disengaged Services to the BSP or its nominee.

Datec must upon request from the BSP work with them to formulate a disengagement plan.

(a)	as part of the Disengagement Plan:

(i)	BSP’s right to use any Software continues following Disengagement

(ii)	there is no degradation of service levels or quality of service during Disengagement;

(iii)	there is no interruption to the Services during Disengagement;

(b)	the Disengagement Plan:

(i)	specifies the Datec Personnel and other resources that will provide Disengagement Assistance;

(ii)	specifies all things necessary to effect Disengagement as efficiently as possible as at the start of this Agreement to effect the transition to Datec;

(iii)	sets out a timetable and process for effecting Disengagement that will deal with each of the issues in this agreement and will enable the BSP to have completed Disengagement as quickly as possible without disrupting the quality of the Services; and

(iv)	contains all things necessary to ensure that Datec is able to comply with the clauses in this agreement.

20.2	Implementation Of Plan

Datec must ensure that, at all times during the agreement, on 60 days notice it is able to deploy all necessary resources to complete Disengagement in accordance with the agreed Disengagement Plan.

(a)	Datec must ensure there is no degradation of quality of service during Disengagement;

(b)	Datec acknowledges all Service Levels apply during Disengagement but subject to agreement of the viability of the Disengagement Plan

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(c)	Datec use its best efforts to ensure that the Disengagement Period ends on the intended date of termination for the Disengaged Services,

(d)	the BSP will be permitted (on its own or on behalf of its nominated third party) without interference from Datec (including counter-offers), to make offers to any Datec employees or contractors who were used solely or primarily by Datec to provide the Disengaged Services during the 12 month period prior to the commencement of Disengagement;

(e)	The BSP or its nominee will be permitted to acquire all of Datec’s right, title and interest in any Equipment owned or leased by Datec or its Subcontractor that is used in the performance of the Disengaged Services

(f)	If the BSP appoints a third party to assume the BSP role in relation to any or all of the Disengagement, Datec must provide Disengagement assistance to that third party.

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Network Management Outsourcing Agreement

EXECUTED as an agreement.

SIGNED SEALED AND DELIVERED by BANK SOUTH PACIFIC LIMITED by Garth Mcllwain its duly constituted Attorney in the presence of:	)	BANK OF SOUTH PACIFIC LIMITED by its Attorney who hereby states that at the time of his executing this instrument he has no notice of the revocation of the Power of Attorney Registered No. S.25458

AND I certify that the person executing this instrument is personally known to me	)	Under the authority of which he has executed this instrument
)
)

/s/ Illegible	)	/s/ Illegible
Witness	)	Illegible
Name (printed))

Signed for and on behalf of DATEC (PNG) LIMITED by the authority of the Directors and Management	)

/s/ Illegible	)
Signature of Authorised Officer	)

Financial Controller	)	Illegible
Title	)	Name of Authorised Officer (Please Print)

/s/ Illegible	)	Illegible
Signature of Witness	)	Name of Witness (Please Print)

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Network Management Outsourcing Agreement

Schedule A:

Equipment List — Asset Register

Illegible	Illegible	Illegible	Illegible
Daru	1721	Catalyst 1912	Fa/1 , E/1 and S/1
Klunga	1721	Catalyst 1912	E/2
Tabubil	1721	Catalyst 2950	E/1 and S/4
Kerema	1721		E/2
POM Admin 1	Cisco 3660	Catalyst 2912	Fa/2, S/10 and ATM/1
POM Admin 2	Cisco 3660	Catalyst 2912	Fa/2 and S/9
POM CC	Cisco 1721	Catalyst 2912	E/1 and S/2
Boroko CC	Cisco 3640	Catalyst 2950	E/2 and S/4
Ori Lavi	Cisco 805		E/1 and S/1
Waigani Drive CC		Catalyst 1912	E/1 and S/2
Security Base	Cisco 805	Catalyst 1912	E/1 and S/1
Gordons CC	Cisco 3662	Catalyst 2950 and Catalyst 1900	Fa/2 and S/12
Stores	Cisco 1605	Catalyst 1912	E/2 and S/1
Bunker nsc_adm1	Cisco 3660	Cataryst 3550	Fa/2, S/27 and ATM/1
Bunker nsc_adm2	Cisco 3660	Catalyst 3550	E/2 and S/8
Bunker NCD	Cisco 3640	Catalyst 3550	E/2 and S/16
Bunker EB	Cisco 3640	Cataryst 3550	E/2 and S/8
User Suppt	Cisco 1601		E/1 and S/1
Dev Suppt	Cisco 1601		E/1 and S/1
Waigani Junction CC		Catalyst 2924
Andersons Harbourside	Cisco 2610	Catalyst 2950	E/1 and S/1
TST 4 Mlle	Cisco 2610		E/1 and S1
Hitron

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Network Management Outsourcing Agreement

Boroko Foodworld
Rainbow ATM Lobby	Cisco 805		E/1 and S/1
Jacksons	Cisco 805		E/1 and S/1
Alotau	1721	Catalyst 1912	E/1 and S/6
Popondetta	1721	Catalyst 1912	E/2 and S/2
Lae Town	Cisco 3640	Catalyst 2950	E/2 and S/11
Lae Market	1721	Catalyst 2924	E/1 and S/4
Lae CC	Cisco 2611	Catalyst 2950	E/2 and S/6
Lae - Vele Rumana	Cisco 805		E/1 and S/1
Eriku ATM Lobby	1721		E/1 and S/1
Bulolo	1721		E/2
Madang	1721	Catalyst 2924	E/2 and S/4
Madang - Beckslea Plaza	1721		E/2 and S/1
Wewak	Cisco 3640	Catalyst 1912	E/3 and S/4
Wewak ATM Lobby	1721		E/2 and S/1
Maprik	Cisco 806		E/2
Aitape	Cisco 806		E/2
Vanimo	1721	Catalyst 1912	E/2 and S/2
Kainantu	1721	Catalyst 1912	E/1 and S/2
Goroka	Cisco 3640	Catalyst 2950	Fa/1. E/1 and S/6
Bird Of Paradaise	Cisco 805		E/1 and S/1
Kundiawa	1721	Catalyst 1912	E/2 and S/2
Hagen	Cisco 3640	Catalyst 2924	E/2 and S/9
Hagen CC	Cisco 2611	Catalyst 1912	E/2 and S/10
Wabag CC	Cisco 2611	Catalyst 1913	E/2 and S/2
Wabag	Cisco 2611	Catalyst 2924	E/2 and S/2
Mendi	Cisco 2611	Catalyst 1912	E/2 and S/2
Lorengau	1721	Catalyst 1912	E/1 and S/1

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Kimbe	1721	Catalyst 2950	E/1 and S/4
Bialla	1721		E/2
Kokopo	Cisco 3640	Catalyst 2924	E/5 and S/B
Kokopo IRO	Cisco 2611	Catalyst 1912	E/2 and S/6
Rabaul	1721	Catalyst 1912	E/2 and S/1
Kavleng	1721	Catalyst 1912	E/2 and S/2
Namatanai	1721	Catalyst 1912	E/2
Lihir	1721	Catalyst 1912	E/2 and S/3
Buka	1721	catalyst 1912	Fa/2 and S/2

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Schedule B

Datec Service Levels for BSP

Networking Outsourcing Project

Services to be performed are defined in the Network Management Outsourcing Agreement. These include Data services, network services and internet services.

As referenced in Section 8.5 of this agreement, rebates will be applied as detailed in Pricing Schedule C, should Datec not achieve the agreed Service Levels. Rebates will apply to Severity Levels One (1) and Two (2) for all logged jobs during the agreed business hours contained in this agreement.

A.	Helpdesk / Service Calls

1(a)	During Business Hours (Monday to Friday 7.30 to 18.00)

Severity Level	Time to Respond	Escalation Time	Comments

1	15 minutes	1 hour

2	30 minutes	2 hours

3	1 hour	4 hours

4	8 hours	Next business day

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After hours assistance Monday through Friday will be available via the Datec Help Desk:

1(b).	After Business Hours (Outside Business hours)

Severity Level	Time to Respond	Escalation Time	Comments

1	2 hours	3 hours

2	3 hours	4 hours

3	Next business day	Next business day

4	Next business day	Next business day

1(c).	Severity Definitions

Severity Definitions
Severity Level

Illegible	Illegible

2 High Impact	Required prompt corrective action. Product of service restricted. Business can operate at reduced capacity. Eg Less than 100 staff impacted, less than 10 branches / ATM’s effected by the one event.

Illegible	Illegible

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1.1.1	B. Reporting

1.1.2	Report

1.1.3	Report Description	1.1.4	Frequency	1.1. 5	Delivery time	1.1.6	Distribution List

1.1.7	Start of Day Network Status Summary Report	1.1.8	Daily	1.1.9	08:00	1.1.10

1.1.11	Open / Closed Incident report	1.1.12	Daily	1.1.13	10:00	1.1.14

1.1.15	Network Utilisation Report	1.1.16	Weekly	1.1.17	17:00 (Friday)	1.1.18

1.1.19	Management Summary report	1.1.20	Monthly	1.1.21	17:00 (3rd Day of the month)	1.1.22

1.1.23

Details

Start of Day Network Status Summary Report

The report is to detail the status of all bank telecommunication circuits. For those circuits that are unavailable or service is impacted details of actions taken is to be included in the report.

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Network Management Outsourcing Agreement

Open / Closed Incident Report

A summary of all calls logged to the Network Helpdesk, status and action taken.

Network Utilisation Report

The report is to provide graphical details of network utilisation statistics for all facets of the network inclusive of;

Banking Traffic

Internet Traffic

Line / Network availability statistics

Any anomalies are to be noted and appropriate commentary / recommendations made.

Monthly Management Report.

The report is detail in a summarised format Network and Operational performance for the month inclusive of;

Statistics of Incident Reports logged

Graphical presentation of Monthly Network Utilisation

Monthly Line / Network Availability Summary

SLA performance status

Staff Report

Management commentary.

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2.	Managed Third Parties (MTP)

Datec will apply the appropriate severity level and take action as required with managed third party vendors when the resolution requires the involvement of a managed third party.

In the first instance Datec will liase with the managed third party vendor directly keeping records of the action for reporting purposes.

Should there be no successful resolution to this approach within the time durations within this SLA, Datec will escalate the matter directly to the BSP Customer Business Manager (CBM). In any event the CBM will be aware of the request to the MTP due to the daily reporting systems in place.

Once escalated to the BSP CBM, the BSP undertakes to take control of the liaison with the MTP to help Datec resolve the issue.

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Schedule C

Pricing Schedule

Annual Fees
Annual Base Fee	K3,524,322.00

Monthly Base Fee	K293,693.50

SLA Rebate Table
% Of SLA Achieved	100%	95%	90%	85%	80%	75%

Monthly Rebate % applied	0%	10%	20%	30%	40%	50%

•	Measured Monthly using the actual Response and Escalation times for logged jobs verse the agreed service times contained in the SLA in Schedule B

•	Applies to Severity Levels 1 & 2 during normal business hours

•	Maximum rebate will be 50% of the monthly base fee

Termination Fee Table

Contract Term Completed	0-Yrl	1-Yr2	2-Yr3	3-Yr4	4-Yr5	5-Yr6

% of Annual Base Fee Payable	50%	40%	30%	20%	10%	0%

Note: The Annual Base Fee will be adjusted in accordance with Section 9.1, “CPI Adjustments”, of this agreement

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Schedule D

Change Control Form (For MAC’s)

Change Control Form

This form must be created as soon as the owner is aware of the change but at least two weeks prior to the implementation date. This is to notify all involved parties of impending change and to help the scheduling of change into production. For urgent fixes the change process is followed but needs to be processed immediately. Full details may not be available at this point, however the minimum requirements to be completed are:

Scheduled date and time of change:            Date                    Time

Change Control Number:            CMS

Equipment affected by the change:

Equipment (Applies to one or more hardware, software changes or configuration changes to one or more networks).

Equipment Details	Domain	Location

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1. Change to be carried out:

2. Reason for Change

3. Is there any impact on other areas?

4. Has agreement been obtained from the business? If so please give details.

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5. Has Financial Approval been obtained for this change? If so please give details.

6. Have representatives from both the client and the technical staff tested the software or hardware? Please give details.

7. How will the change be carried out?

8. Has any provision been made to back out the installation if necessary? Please give details.

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9. Have the details and the implications of the change been explained to the client and areas that will be affected? Please give details.

This change control must be reviewed and approved by at least one person from each of the following areas:

Area	Signatory	Signature	Date
The Business	Head of Relationship Banking

Head of Technology

Others

Datec	Outsourcing

Delivery Manager

Office Automation Manager

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Schedule E

REQUEST FOR SERVICE (RFS)

Service Request Form

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BSP: Service Request Form Compulsory section or fields are marked with: F	F SR Number: (Completed by BSP)	-RFS-

F Date		F Request Type (Cross)
F Region (Cross)	☐ POM ☐ Other (Specify)	☐ Project Request ☐ Support Request ☐ Other: Please Specify

F 1.0 Request Details

Service Request Title

Project Name	BSP Project Code

Description

Provide a brief outline of the project scope including high-level business requirements, technical impacts. Where appropriate, provide details of other areas impacted by this project including external parties

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Background Provide any relevant information, which assists in defining the business imperatives for the project, (e.g. Business Requirements)
List of Attachments supporting this Service Request	Attachment / Filename (Content)

2.0 Contract Reference

The terms and conditions will be applied as per the Network Management Outsourcing Agreement dated May 2004 between the Bank of South Pacific Limited and Datec PNG LTD.

F 3.0 Requestor Information

Initiator of Request	Name	(	Mobile

	Position	e-mail	Fax

Prime Contact (if different from Requestor)	Name	(	Mobile

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	Position	e-mail	Fax

Requesting Business Area

Billing Cost Centre

Project Manager[1]	Name	(	Mobile

F 4.0 Key Dates (attach Project Plan or relevant documents as appropriate)
BSP Phase(s)		Completion Date(s)	/ / / /
Datec Phases(s)		Completion Date(s)	/ / / /

Priority: (Cross those applicable)	☐ Regulatory	☐ Normal

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	☐ Compliance	☐ Fastpath

Implementation Date(s):	User Acceptance Testing

Production

	Other (specify)	/ /

5.0 BSP/Datec Purchase Order Details
F Purchase Order No.[2]	F BSP/Datec

Is this Request In-Scope or Out-of-Scope of the Services Agreement Provide details of components if “Out of Scope”.

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F 6.0 BSP Managerial Approval
Authorised Approver	Name:

Title:

Date:

7.0 BSP Executive Approval
Approval	Approval
Approved / Not Approved for release to Datec PNG LTD on behalf of the Bank of South Pacific Limited by:	Approved / Not Approved for release to Datec PNG LTD on behalf of the Bank of South Pacific Limited by:

For and on behalf of the Bank South Pacific Limited	For and on behalf of the Bank South Pacific Limited

/ /	/ /

Explanation for Non -approval (if appropriate)

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